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                                                                  EXHIBIT 99.1

DATE:  February 4, 1999

FROM:                                  FOR:
Padilla Speer Beardsley Inc.           Dura Automotive Systems, Inc.
224 Franklin Avenue West               4508 IDS Center
Minneapolis, Minnesota 55404           Minneapolis, Minnesota 55402

John Mackay (612) 871-8877             Scott Rued (612) 342-2311

FOR IMMEDIATE RELEASE

DURA AUTOMOTIVE SYSTEMS, INC.,
ANNOUNCES INCREASED FOURTH-
QUARTER AND YEAR-END RESULTS

         MINNEAPOLIS, February 4 -- Dura Automotive Systems, Inc. (Nasdaq:
DRRA), today announced increased revenues, operating income and net income for the fourth quarter and year ended December 31, 1998.

         For the fourth quarter of 1998, revenues were $241.1 million, a significant increase compared with $124.5 million in the 1997 period. Operating income rose to $26.8 million from $12.1 million reported last year. Net income for the fourth quarter of 1998 was $10.3 million, or 80 cents per diluted share outstanding, versus $5.3 million, or 60 cents per diluted share, in the comparable 1997 period.

         For the year ended December 31, 1998, revenues increased 65 percent to $739.5 million from $449.1 million in 1997. Operating income rose $33.6 million to $71.3 million compared to the $37.6 million reported last year. Net income before extraordinary item in 1998 was $26.7 million, or $2.42 per share on a diluted basis, compared with $16.6 million, or $1.88 per share on a diluted basis, in 1997. An extraordinary loss recorded in second quarter of 1998 relating to pre-acquisition debt issuance costs of Trident Automotive plc has been reduced in accordance with a recent accounting pronouncement. The company will amend its second and third quarter financial statements to reduce the extraordinary loss, accordingly.

         Karl Storrie, president and chief executive officer of Dura Automotive, said, "We are pleased to report that we ended the year on a strong note as we continue to realize benefits from integrating our recent acquisitions. Overall, 1998 was an exciting year for Dura. We achieved substantial growth in earnings and have positioned the company for continued growth. As we look forward to 1999, the stage is set for substantial growth with the recently announced planned

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acquisitions of Excel Industries and Adwest Automotive. While growth and scale clearly come with these additions, strategically, they will assist Dura in becoming the premier global supplier of its products, which will continue to drive shareholder value."

         Dura Automotive Systems, Inc., is a leading designer and manufacturer of driver control systems, engineered mechanisms and cable-related systems for the global automotive industry. The company's products include parking brake systems, automotive cables, transmission shifter systems, latches, underbody tire carriers, jacks, brake, clutch and accelerator pedals and other mechanical assemblies. The company's products are sold to major North American original equipment manufacturers (OEMs), including Ford, General Motors and DaimlerChrysler, as well as Japanese OEMs, including Toyota and Honda. The company's European and Latin American facilities support Ford, GM, Volkswagen, Mercedes, BMW, PSA (Peugeot and Citroen) and various other OEMs. Dura's operating headquarters is in Rochester Hills, Mich., and its corporate office is in Minneapolis, Minn.

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                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
          (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS - UNAUDITED)

                                                  Three Months Ended Dec. 31,            Year Ended Dec. 31,
                                                  ----------------------------       ---------------------------
                                                     1998             1997              1998            1997
                                                     ----             ----              ----            ----
Revenues                                            $ 241,084      $  124,532         $ 739,467       $ 449,111

Cost of sales                                         195,288         101,777           608,518         375,086
                                                    ---------      ----------         ---------       ---------

  Gross profit                                         45,796          22,755           130,949          74,025

Selling, general and
 administrative expenses                               15,839           9,843            49,825          32,815

Amortization expense                                    3,144             794             9,868           3,600
                                                    ---------      ----------         ---------       ---------

  Operating income                                     26,813          12,118            71,256          37,610

Interest expense, net                                   6,082           3,146            20,267           9,298
                                                    ---------      ----------         ---------       ---------

  Income before provision for
    income taxes, equity in losses of
    affiliate and minority interest                    20,731           8,972            50,989          28,312

Provision for income taxes                              8,342           3,631            20,933          11,670

Equity in losses of affiliate, net                      1,481              --             1,481              --

Minority interest - dividends on trust
    Preferred securities, net                             611              --             1,908              --
                                                    ---------      ----------         ---------       ---------

  Income before extraordinary item                     10,297           5,341            26,667          16,642

Extraordinary item - loss on early
  extinguishment of debt, net                              --              --               643              --
                                                    ---------      ----------         ---------       ---------

    Net income                                      $  10,297        $  5,341          $ 26,024       $  16,642
                                                    ---------      ----------         ---------       ---------
                                                    ---------      ----------         ---------       ---------

Basic earnings per common share:
  Income before extraordinary item                  $    0.83      $     0.61         $    2.49       $    1.89
  Extraordinary item                                       --              --             (0.06)             --
                                                    ---------      ----------         ---------       ---------
    Net income                                      $    0.83      $     0.61         $    2.43       $    1.89
                                                    ---------      ----------         ---------       ---------
                                                    ---------      ----------         ---------       ---------

Basic shares outstanding                               12,350           8,816            10,708           8,808
                                                    ---------      ----------         ---------       ---------
                                                    ---------      ----------         ---------       ---------

Diluted earnings per common share:
  Income before extraordinary item                  $    0.80      $     0.60         $    2.42       $    1.88
  Extraordinary item                                       --              --             (0.05)             --
                                                    ---------      ----------         ---------       ---------
    Net income                                      $   0.80       $     0.60         $    2.37       $    1.88
                                                    ---------      ----------         ---------       ---------
                                                    ---------      ----------         ---------       ---------

Diluted shares outstanding                             13,704           8,880            11,795           8,869
                                                    ---------      ----------         ---------       ---------
                                                    ---------      ----------         ---------       ---------

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                 DURA AUTOMOTIVE SYSTEMS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                             (AMOUNTS IN THOUSANDS)

                                                                   December 31,          December 31,
                                  ASSETS                               1998                  1997
                                                                       ----                  ----
Current assets:
  Cash and cash equivalents                                         $    20,544             $    4,148
  Accounts receivable, net                                              158,465                 79,032
  Inventories                                                            50,498                 30,301
  Other current assets                                                   45,924                 24,800
                                                                    -----------             ----------
     Total current assets                                               275,431                138,281

Property, plant and equipment, net                                      188,732                101,538
Goodwill, net                                                           435,960                160,063
Deferred income taxes and other assets, net                              29,260                 19,382
                                                                    -----------             ----------
                                                                    $   929,383             $  419,264
                                                                    -----------             ----------
                                                                    -----------             ----------

                 LIABILITIES AND STOCKHOLDERS' INVESTMENT

Current liabilities:
  Current maturities of long-term debt                              $    15,489             $    2,241
  Accounts payable                                                       99,512                 49,153
  Accrued liabilities                                                    96,664                 36,583
                                                                    -----------             ----------
     Total current liabilities                                          211,665                 87,977

Long-term debt, net of current maturities                               316,417                178,081
Other noncurrent liabilities                                            108,014                 51,498

Mandatorily redeemable convertible trust
 preferred securities                                                    55,250                     --

Stockholders' investment:
  Preferred stock                                                            --                     --
  Common stock - Class A                                                     90                     42
  Common stock - Class B                                                     33                     46
  Additional paid-in capital                                            171,377                 63,402
  Retained earnings                                                      67,052                 41,028
  Accumulated other comprehensive loss -
    cumulative translation adjustment                                      (515)                (2,810)
                                                                    -----------             ----------

     Total stockholders' investment                                     238,037                101,708
                                                                    -----------             ----------

                                                                    $   929,383             $  419,264
                                                                    -----------             ----------
                                                                    -----------             ----------

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